EXHIBIT 10.1

RESTRUCTURING AGREEMENT
AND AMENDMENT TO TRANSACTION DOCUMENTS

          This RESTRUCTURING AGREEMENT AND AMENDMENT TO TRANSACTION DOCUMENTS (the “Agreement”) is entered into as of the 28th day of June, 2013, by and among Medtronic, Inc., a Minnesota corporation (“Medtronic”), Medtronic VidaMed, Inc., a Delaware corporation and wholly-owned subsidiary of Medtronic (“VidaMed”), and Urologix, Inc., a Minnesota corporation (“Urologix”). Medtronic, VidaMed and Urologix may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

          A. Prior to September 6, 2011, Medtronic and VidaMed were in the business of manufacturing, marketing and distributing (the “Prostiva Business”) a minimally-invasive radio-frequency treatment for symptomatic benign prostatic hyperplasia (the “Prostiva RF Therapy System”).

          B. To facilitate the transfer of the Prostiva Business to Urologix and the potential acquisition of VidaMed by Urologix, the Parties entered into the following agreements each dated as of September 6, 2011:

1.

License Agreement (the “License Agreement”) pursuant to which Medtronic and VidaMed, among other things, granted to Urologix an exclusive license under Medtronic’s and VidaMed’s intellectual property relating to the Prostiva RF Therapy System;

2.

Transition Services and Supply Agreement (the “TSSA”) pursuant to which Medtronic agreed, among other things, to be Urologix’s interim distributor of certain products and components relating to the Prostiva RF Therapy System and to assist Urologix with the orderly transition of the Prostiva Business;

3.

Acquisition Option Agreement (the “Option Agreement”) pursuant to which Medtronic granted Urologix the option to purchase certain assets relating to the Prostiva Business and Urologix granted Medtronic the right to require Urologix to purchase certain assets as more specifically described therein; and

4.

Asset Purchase Agreement pursuant to which Urologix purchased from Medtronic certain tangible assets used in the Prostiva Business (the “Purchase Agreement,” and with the License Agreement, TSSA and Option Agreement, each is referred to as a “Transaction Document” and collectively, the “Transaction Documents”).

          C. Under the TSSA, Medtronic sold and delivered inventory to Urologix for use in the Prostiva Business as evidenced by the invoices described on Schedule A attached hereto (the

“Outstanding Invoices”). As of the date hereof, the aggregate amount of outstanding accounts payable owing to Medtronic for the Outstanding Invoices is $5,332,537.72 (the “Outstanding Payable Amount”).

          D. The Parties desire to enter into this Agreement to set forth certain covenants, terms and conditions relating to settlement of the Outstanding Payable Amount and to amend certain terms of the Transaction Documents.

          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

          1. Satisfaction of Outstanding Payable Amount; Remaining Inventory Amount. In consideration of the execution and delivery of a promissory note by Urologix in favor of Medtronic in the form attached hereto as Exhibit A (the “Note”) in the original principal amount of the sum of the Outstanding Payable Amount ($5,332,537.72) and other terms and conditions set forth in this Agreement, Medtronic acknowledges and agrees that the Outstanding Payable Amount shall be discharged and satisfied in full and Urologix shall have no further obligation in respect thereof or under the Outstanding Invoices.

          2. Board Observation Rights; Management Updates. For so long as any obligations under the Note remain outstanding, Medtronic shall have the right to designate a representative of Medtronic as a board observer (the “Board Observer”) to attend all meetings of the Board of Directors of Urologix (the “Board”). Medtronic shall designate the Board Observer in writing to Urologix. The Board Observer will (1) receive copies of all notices and written information as furnished to the Board, (2) be permitted to be present at all meetings of the Board (whether by phone or in person), (3) shall not have the right to vote as a director or with the Board on any matter and (4) not be entitled to notices of, to receive information relating to, or to attend any meeting of any committee of the Board unless such notices or information are furnished to the non-committee members of the Board. Notwithstanding the foregoing, (i) Urologix shall be entitled to withhold any information and exclude the Board Observer from any meeting, or any portion thereof, (A) that is an executive session of the Board (consisting solely of independent directors and Urologix’s advisors); (B) if in the good faith determination of the Board, access to such information or attendance at such meeting would adversely affect the attorney-client privilege between Urologix and its counsel; or (C) that relates to matters as to which Urologix reasonably determines that Medtronic or the Board Observer or their respective affiliates, have or may likely have a conflict of interest, including, without limitation, discussions relating to any agreement between Urologix and Medtronic or the Board Observer or their respective affiliates, (ii) the Board Observer shall execute a confidentiality agreement in form and substance reasonably acceptable to Urologix with respect to all information and discussions to which the Board Observer will have access and (iii) the Board Observer shall agree to abide by the terms of the Urologix insider trading policy as if the Board Observer were a director. The Board Observer position will be an unpaid position and all travel expenses of the Board Observer shall be paid by Medtronic. Additionally, for so long as any obligations under the Note remain outstanding, Medtronic shall have the right to require at least once per quarter that management of Urologix provide Medtronic with a summary update of operations and performance of the

Prostiva Business. Medtronic agrees that such summary update is confidential information of Urologix and Medtronic may not disclose such information to any third party or use the information other than for monitoring purposes without the written consent of Urologix.

          3. Amendment to License Agreement. The Parties agree that the License Agreement shall be amended pursuant to the Amendment to License Agreement, in the form attached hereto as Exhibit B (the “License Agreement Amendment”).

          4. Amendment to TSSA. Medtronic and Urologix agree that the TSSA shall be amended pursuant to the Amendment to Transition Services and Supply Agreement, in the form attached hereto as Exhibit C (the “TSSA Amendment”).

          5. Conditions; Closing. The Parties agree that each of the following shall have occurred prior to, or shall occur contemporaneous with, the closing of the transactions contemplated by this Agreement:

                    a. Urologix shall pay to Medtronic in immediately available funds via wire transfer an amount equal to $1,965,975, which amount shall constitute payment in full of the following outstanding fees owing to Medtronic under the Transaction Documents: (i) $775,725 owing under the outstanding TSSA invoices described on Schedule B; (ii) $509,000 owing as the Earned Royalties under the License Agreement as of September 6, 2012; (iii) $353,000 owing as the License Fee under the License Agreement as of September 6, 2012; (iv) $147,000 owing as the Purchase Price under the Purchase Agreement; (v) $63,750 owing as Monthly Fees under the TSSA; (v) $52,500 as consideration for fifteen (15) generators (the “Generators”); and (vii) $65,000 owing as the License Maintenance Fee under the License Agreement as of September 6, 2012;

                    b. Urologix shall reimburse Medtronic for its fees and expenses of outside counsel, a one-page summary of which shall be provided to Urologix, as required pursuant to Section 9 below;

                    c. Urologix shall execute and deliver to Medtronic the Note;

                    d. The Parties shall duly execute and deliver to such other parties the License Agreement Amendment;

                    e. Medtronic and Urologix shall duly execute and deliver to each other the TSSA Amendment;

                    f. Medtronic and Urologix shall duly execute and deliver to each other the Security Agreement, substantially in the form attached hereto as Exhibit D (the “Security Agreement”);

                    g. Medtronic shall enter into a subordination agreement with Silicon Valley Bank (“SVB”), in form satisfactory to Medtronic;

                    h. All actions necessary to effect the US Regulatory Transfer (as such term is defined in the TSSA) shall have been completed in all respects, except only with respect to certain actions that Medtronic has agreed to with Urologix in support of the Class 2 Recall Number Z-1031-2013;

                    i. Medtronic shall have delivered the Generators to Urologix; and

                    j. The representations and warranties of the Parties contained herein shall be true and correct in all material respects.

          The Parties hereto agree and acknowledge that the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur no later than the third day immediately following the initial date that all conditions set forth in this Section 5 have occurred, or such later date as mutually agreed to by all of the Parties.

          6. Representations and Warranties. Urologix hereby represents and warrants to Medtronic as follows:

                    a. Incorporation, Corporate Power; Authorization. Urologix is a duly incorporated and validly existing corporation and in good standing under the laws of the State of Minnesota and has all requisite corporate power and corporate authority for the ownership and operations of its properties and for the carrying on of its business as now conducted. Urologix is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary except where failure to be so qualified does not have, or, is not reasonably expected to have a material adverse effect (tangible or intangible) on its business, assets, liabilities or financial condition (a “Material Adverse Effect”). Urologix has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and each other agreement, document or instrument contemplated hereby (the “Ancillary Agreements”), and to perform its obligations hereunder or thereunder.

                    b. Authorization. The execution and delivery by Urologix of the Agreement and the Ancillary Agreements and the performance by Urologix of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action. The execution, delivery, and performance of this Agreement and each of the Ancillary Agreements do not and will not (i) violate any law, rule, regulation, or court order to which Urologix is subject; (ii) assuming consent is received from SVB, conflict with or result in a breach of Urologix’s Articles of Incorporation or Bylaws or any material agreement or instrument to which Urologix is a party or by which any of its properties are bound, or (iii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of Urologix, whether now owned or hereafter acquired, other than liens in favor of Medtronic granted under the Security Agreement.

                    c. Validity. The Agreement and each of the Ancillary Agreements have each been duly executed and delivered by Urologix and constitute the legal, valid and binding obligations of Urologix, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                    d. Governmental Consents. No material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”) is required on the part of Urologix in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Note or the other transactions to be consummated at the Closing and such filings required to be made after the Closing under applicable federal and state securities laws and the filing of UCC-1 financing statements by Medtronic in the applicable jurisdictions covering the Collateral (as that term is defined in the Security Agreement), all of which filings have or will be made in a timely manner.

                    e. Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to Urologix’s knowledge, any threat thereof, against Urologix that (i) questions the validity of this Agreement, the Ancillary Agreements or the right of Urologix to enter into or to consummate the transactions contemplated by such agreements, or (ii) to Urologix’s knowledge, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                    f. Financial Statements. Urologix’s audited financial statements as of June 30, 2012 (including balance sheet, income statement and statement of cash flows) and its unaudited balance sheet and statement of operations as of and for the three month period ended March 31, 2013 (collectively, the “Financial Statements”), have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP and are subject to normal year-end adjustments. The audited Financial Statements and, to the best of Urologix’s knowledge, the unaudited Financial Statements fairly present in all material respects the financial condition and operating results of Urologix as of the dates, and for the periods, indicated therein. Urologix has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate, would not have a Material Adverse Effect.

                    g. Taxes. Urologix has timely filed or obtained presently effective extensions with respect to all Tax Returns (as defined below) that are or were required to be filed by it, such Tax Returns are complete and accurate in all material respects and all Taxes (as defined below) shown thereon to be due have been timely paid. All Taxes (as defined below) that Urologix is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Entity except where failure to withhold, collect or pay is likely not to have a Material Adverse Effect.

The Tax Returns of Urologix have not been audited by any Governmental Entity, and no controversy with respect to Taxes is pending or, to the knowledge of Urologix, threatened. For purposes of this Agreement: (i) “Tax” or “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, worker compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any other Governmental Entity (and of which, Urologix has actual knowledge or notice), and any interest, fines, penalties, assessments or additions to tax resulting from, attributing to or incurred in connection with any tax or any contest or dispute thereof; and (ii) “Tax Return” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof.

                    h. Property and Assets. Urologix has good title to, or, to Urologix’s knowledge, a valid leasehold interest in, all of its properties and assets, including all properties and assets reflected in the unaudited balance sheet of Urologix as of March 31, 2013, and none of such properties or assets is subject to any mortgage, pledge, security interest, burden, encumbrance or other lien (whether arising by contract or, to Urologix’s knowledge, by operation of law) (a “Security Interest”) other than (i) the security interest granted to SVB, (ii) liens for Taxes not yet due and payable or being contested in good faith in appropriate proceedings and for which aggregate reserves have been set aside, (iii) liens approved in writing by Medtronic, (iv) liens upon any equipment or other personal property acquired by Urologix to secure (a) the purchase price of such equipment or other personal property or (b) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that such liens described in the clause (iv) (1) are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof and (2) do not secure more than Two Hundred Thousand Dollars ($200,000) in the aggregate amount outstanding, (v) liens of carriers, warehousemen, suppliers or other persons that are possessory in nature arising in the ordinary course of business so long as such liens attach only to inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, (vi) liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than liens imposed by ERISA), (vii) liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in clauses (i) through (iv) above, but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase; (viii) non-exclusive licenses of intellectual property or exclusive license of non-material intellectual property granted to third parties in the ordinary course of business; and (ix) liens in favor of other financial institutions securing the customary fees and expenses of such institutions arising in connection with Urologix’s deposit accounts or investment accounts held at such institutions (collectively, “Permitted Liens”).

                    i. Compliance. To Urologix’s knowledge, Urologix has complied with all laws, regulations and orders applicable to its present business and has all permits and licenses required thereby except where failure to comply, or have such permits or licenses, has not had, or reasonably not likely to have, a Material Adverse Effect.

                    j. Absence of Changes. Since March 31, 2013, except in respect of the transactions contemplated by this Agreement, the Ancillary Agreements and the Transactions Documents, there has not been:

                              A. any change in assets, liabilities, financial condition or operating results of Urologix from that reflected in the Financial Statements, except changes in the ordinary course of business or changes that have not caused, in the aggregate, a Material Adverse Effect;

                              B. any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

                              C. any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Urologix, except in the ordinary course of business or the satisfaction or discharge of which would not have a Material Adverse Effect;

                              D. any mortgage, pledge, transfer of a security interest in, or lien, created by Urologix, with respect to any of its material properties or assets, except for Permitted Liens;

                              E. any declaration, setting aside or payment or other distribution in respect of any of Urologix’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Urologix;

                              F. to Urologix’s knowledge, any other event or condition of any character (other than events affecting the economy or Urologix’s industry generally) that would reasonably be expected to result in a Material Adverse Effect.

                              G. any arrangement or commitment by Urologix to do any of the things described in this subsection (j).

                    k. Insurance. Urologix has in full force and effect fire and casualty insurance policies and insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner reasonable for similarly situated companies in similar businesses.

                    l. Indebtedness of Other Persons. Except as set forth in the Financial Statements, Urologix has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                    m. Transactions with Affiliates. There are no loans, leases or royalty agreements between Urologix and (i) any of the officers or directors of Urologix, (ii) any person owning five percent (5%) or more of any class of capital stock of Urologix or other entity controlled by any such person or a member of any such person’s family, or (iii) any other person otherwise controlling, controlled by or under common control with Urologix.

          7. Covenants. Urologix hereby agrees and covenants that for so long as any amounts remain outstanding under the Note:

                    a. Conduct Business in Ordinary Course. Urologix shall conduct its operations and business in the ordinary course of business.

                    b. Corporate Existence; Compliance with Laws and Contractual Obligations; Records and Books. Urologix shall maintain its corporate existence, rights and franchises in full force and effect. Urologix shall comply with all applicable laws, rules regulations and orders as well as contractual obligations to which it is subject, except where failure to so comply does not have a Material Adverse Effect. Urologix shall keep adequate records and books of account, in which entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Urologix required to be reflected by GAAP, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes required to be made by GAAP in connection with its business shall be made and will keep full and complete financial records consistent with past practice.

                    c. Payment of Taxes. Urologix shall pay and discharge when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which interest or penalties attach thereto, and all lawful claims which, if not paid when due, might become a lien or charge upon any properties of Urologix that is other than a Permitted Lien, provided that Urologix shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if Urologix shall have set aside on its books adequate reserves with respect thereto.

                    d. Inspection; Information. Upon an Event of Default (as defined in the Note), Urologix shall: (i) permit Medtronic and its authorized employees, agents, accountants, legal counsel, lenders and other representatives to have reasonable access to the books and records, officers and accountants of Urologix at all times reasonably requested by Medtronic during normal Urologix business hours solely for the purpose of conducting an investigation of the assets, liabilities, financial condition, corporate status, operations, business and properties of Urologix and its subsidiaries (collectively, “Operations Collateral” (as that term is defined in the Security Agreement); and (ii) make available to Medtronic for examination and reproduction all documents and data of every kind and character relating to the Collateral in possession or control of, or subject to reasonable access by, Urologix, including, without limitation, all files, records, data and information relating to the Collateral (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.

          Medtronic agrees to use the same degree of care that it uses to protect its own confidential information to keep confidential any information famished to it by Urologix which Urologix identifies as being confidential or proprietary (so long as such information is not in the public domain through no fault of the Investor), except that Medtronic may disclose such confidential or proprietary information to any representative of Medtronic for the purpose of evaluating its rights under this Agreement and the Ancillary Agreements.

                    e. Notification of Changes. Urologix shall advise Medtronic of any change or event having, or which would have, or would likely result in, a Material Adverse Effect or which would cause or constitute a material breach of any of the covenants of Urologix contained herein or in any of the Ancillary Agreements.

                    f. Required Insurance Coverage. Urologix shall procure and maintain, as to its properties and business, insurance issued by responsible insurance companies against damage and loss by theft, fire, collision (in the case of motor vehicles), public and product liability, larceny, embezzlement, other criminal misappropriation and such other casualties and contingencies, and in such amounts, as are usually carried by comparable companies similarly situated, of similar size, scope and financial condition.

                    g. Maintenance of Properties. Urologix shall use its commercially reasonable efforts to maintain in good repair, working order and condition, reasonable wear and tear excepted, its properties and other assets and from time to time make all necessary or desirable repairs, renewals and replacements thereto.

                    h. Transactions with Affiliates. Urologix will not permit any of its affiliates to engage in any material transaction of any kind or nature with Urologix, other than (a) pursuant to the terms of any agreement existing as of the date hereof between Urologix and any affiliate, (b) unless such transaction, or in the case of a course of related or similar transactions or continuing transactions, such course of transactions or continuing transactions is or are approved by independent directors of Urolgoix or is or are upon terms which are fair to Urologix and which are reasonably similar to, or more beneficial to Urologix than, the terms deemed likely to be obtained in similar transactions with unrelated Persons under the same circumstances, (c) compensation arrangements approved by Urologix’s Board of Directors, and (d) equity and bridge financings with Urologix’s existing investors provided that any such indebtedness is unsecured subordinated debt to the indebtedness owed by Urologix to Medtronic and does not violate subsection (i) below.

                    i. Limitation on Incurrence of Indebtedness or Liens. Other than Permitted Indebtedness, Urologix shall not, at any time, incur, create, assume or guarantee, or otherwise become or be liable in any manner with respect to any indebtedness for borrowed money without the prior written consent of Medtronic which consent shall not be unreasonably withheld or delayed provided that the holder of such indebtedness executes a subordination agreement upon terms reasonably acceptable to Medtronic. The term “Permitted Indebtedness” shall mean (i) Urologix’s indebtedness to Medtronic under this Agreement and the Ancillary Agreements; (ii) indebtedness existing on the date hereof as disclosed in Schedule 1 attached hereto; (iii) indebtedness secured by liens permitted under clauses (i), (iii) and (iv) of the definition of “Permitted Liens”; (iv) inter-company indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year; (v) unsecured indebtedness under any corporate credit card program in an amount not to exceed Four Hundred Thousand Dollars ($400,000) in the aggregate; (vi) other unsecured indebtedness in an aggregate principal amount not to exceed One Hundred Thousand Dollars ($100,000); (vi) extensions, refinancing, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (v) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome or less favorable terms upon Urologix or its subsidiaries, as the case may be; and (vii) indebtedness under that certain Loan and Security Agreement dated as of January 11, 2012, by and between Urologix and SVB (as the same may from time to time be amended, modified, supplemented or restated and including any renewal, extension or refinancing thereof with substantially the same terms in all material respects, up to the capped amount set forth in Section 2 of the Subordination Agreement between Holder and Silicon Valley Bank, dated June 28, 2013. Other than Permitted Liens, so long as the Note is outstanding, Urologix will not create, incur, assume or permit to exist any lien, charge or other encumbrance on any of its assets except liens incurred hereunder, without the prior written consent of Medtronic which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein, in no event shall this Section 7(i) restrict or otherwise limit Urologix from incurring any amount of accounts payable in the ordinary course of business, accrued payroll or any employee benefits or compensation amounts that may accrue from time to time in the ordinary course of business.

                    j. No Designation of Other Debt or Liens as Senior. Except as permitted by Section 7(i)(vii) above or by the Note, Urologix shall not make any prepayment of principal, premium or interest on any debt (A) which would violate the terms of this Agreement, or (B) that is unsecured debt or is pari passu with or subordinated to the debt owed by Urologix to Medtronic. Urologix shall not make any deposit (including the payment of amounts into a sinking fund or other similar fund) for the foregoing purpose or attempt to defease such subordinated debt. Except as permitted by Section 7(i)(vii) above or by the Note, Urologix shall not designate any indebtedness incurred subsequent to the date of this Agreement as senior or pari passu to the debt owed by Urologix to Medtronic pursuant to this Agreement. Except as permitted by the Security Agreement, Urologix shall not designate any lien on any of the assets of Urologix subsequent to the date of this Agreement as senior to the security interest made by Urologix in favor of Medtronic pursuant to this Agreement.

          8. Generators. Medtronic represents to Urologix that the Generators are new and in saleable condition.

          9. Attorneys’ Fees. Urologix agrees to reimburse Medtronic the first $25,000 of its fees and expenses of outside legal counsel, a one-page summary of which shall be provided to Urologix, incurred in connection with the negotiation, preparation and execution of this Agreement and all agreements, documents and transactions contemplated hereby and fifty percent (50%) of such fees and costs that exceed $25,000; provided, however, that in no event shall Urologix be obligated to reimburse Medtronic for such fees and costs in an amount that exceeds $50,000. Medtronic hereby acknowledges that payment of Stoel Rives LLP legal fees by Urologix may raise a potential conflict of interest and hereby consents to the payment arrangement set forth herein.

          10. Notices. All notices, requests, demands and other communications under this Agreement and the Ancillary Agreements shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the next business day after delivery to Federal Express or similar overnight courier for next day delivery; or (iii) on the third (3rd) business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Medtronic:

Medtronic, Inc.
710 Medtronic Parkway NE
Minneapolis, MN 55432-5604

With separate copies thereof addressed to:

Attn: General Counsel
Mail Stop LC400
and
Attn: Vice President of Corporate Development
Mail Stop LC270

And with copy to:

Stoel Rives LLP
33 South Sixth Street, Suite 4200
Minneapolis, MN 55402
Attn: Robert A. Kukuljan

If to Urologix:

Urologix, Inc.
14405 21st Avenue North
Minneapolis, MN 55447
Attn: Greg Fluet, CEO

With copy to:

Lindquist & Vennum LLP
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attn: Charles P. Moorse

Any party may change its address for the purposes of this Agreement by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

          11. Effect of Amendment. Except as specifically otherwise agreed to herein, the Parties acknowledge and agree that the terms of the Ancillary Agreements remain unchanged and in full force and effect, and are hereby reaffirmed and restated effective as of the date hereof as if fully set forth herein.

          12. Governing Law; Jurisdiction. This Agreement will be governed, construed, and interpreted in all respects in accordance with the laws of the State of Minnesota without regard to provisions regarding the conflict of laws. Each party hereto irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the State of Minnesota, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement (including the Ancillary Agreements) may not be enforced in or by such courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding shall be heard and determined in such Minnesota state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in Section 10 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          13. Waiver of Jury Trial. To the fullest extent permitted by applicable law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the Ancillary Agreements or any dealings between them relating to the subject matter of this Agreement or the Ancillary Agreements. Each party hereto (a) certifies that none of their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement and the Ancillary Agreements by, among other things, the mutual waivers and certifications herein.

          14. Advice of Counsel. Each of the Parties has obtained such counsel as each deems appropriate before entering into this Agreement, and each has independently determined to enter into this Agreement.

          15. Entire Agreement. The Transaction Documents, this Agreement, and the Ancillary Agreements (including, without limitation, any and all exhibits, schedules, certificates, instruments and documents attached hereto or thereto or executed expressly in connection herewith or therewith) represent the entire agreement between the parties relative to the subject matter hereof which cannot be modified except in writing signed by the Parties.

          16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement or any Ancillary Agreements shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions shall be ineffective to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such applicable Ancillary Agreements, unless the remaining provisions do not reflect the intent of the parties in entering into this Agreement or such applicable Ancillary Agreements.

          17. Public Announcements. Urologix shall not issue any press releases, make any public announcement or statement without the consent of Medtronic, except for announcements, filings, or registrations which may be required by applicable law.

          18. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting Medtronic, unless otherwise herein or therein provided, shall inure to the benefit of any and all subsequent holders from time to time of the Note and all such holders shall be bound by all of the obligations of Medtronic hereunder.

          19. Headings. The bold-faced headings at the beginning of each paragraph are for convenience only and are not intended to be part of the substance of this Agreement; any perceived inconsistencies between the heading and the text are to be governed exclusively by the text.

          20. Survival of Representations and Warranties. All representations and warranties made by each Party in this Agreement and Ancillary Agreements or in any agreement, certificate or instrument delivered pursuant to or in connection with this Agreement or the Ancillary Agreements shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

          21. Counterparts. This Agreement may be executed in counterparts, any of which may be executed and delivered via facsimile or other electronic delivery, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

          22. Expenses. Except as expressly provided herein, the Parties shall each pay their own expenses incident to this Agreement and the documents executed and delivered in connection herewith and the preparation for, and consummation of, the transactions provided for herein and therein.

          23. Acknowledgement. Urologix acknowledges that the Outstanding Invoices represent amounts due and owing to Medtronic for inventory purchased from Medtronic. Medtronic acknowledges that the Outstanding Payable Amount represents the entire outstanding amount owed by Urologix for inventory purchased from Medtronic prior to the date hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Agreement and Amendment to Transaction Documents to be executed effective as of the date first above written.

MEDTRONIC, INC.		UROLOGIX, INC.

By:	/s/ Thomas M. Tefft	By:	/s/ Greg Fluet
Name:	Thomas M. Tefft	Name:	Greg Fluet
Title:	Senior Vice President & President,	Title:	Chief Executive Officer
Neuromodulation

MEDTRONIC VIDAMED, INC.

By:	/s/ Thomas M. Tefft
Name:	Thomas M. Tefft
Title:	President

[Signature page to Restructuring Agreement and
Amendment to Transaction Documents.]